During the six-month period covered by this report, issues were presented to the shareholders for their vote at a Special
Meeting of Shareholders on June 29, 2017
(originally scheduled for June 5, 2017, but adjourned on that date to allow for further solicitation of proxies).

The record date for determination of
shareholders entitled to vote was April 20, 2017. As of the record date there were outstanding 4,463,967 shares of the Funds
Common Stock, constituting all of the
outstanding voting securities of the Fund.
Each such share was entitled to one vote. At the Meeting, the holders of 3,671,172 shares, or 82.24%, of the Funds Common
Stock were represented in person or by
proxy, constituting a quorum.

For all Proposals, percentages shown are based on the number of the outstanding voting securities of the Fund. The issues presented and the results of the voting thereon are as follows:


Proposal One - At the Special Meeting, a vote by ballot was taken for the approval of a new investment advisory agreement between Horizon Asset Management LLC
(Horizon) and the Fund. The Inspector of
Elections conducted the voting and counted and determined the number of shares of Common Stock voted with respect to the proposal and do hereby declare and certify that the votes cast for the approval of a new investment advisory agreement between
Horizon and the Fund were as follows:

Votes For
2,771,280 (62.08%)

Votes
Against
186,769 (4.187%)

Votes
Abstaining
146,259 (3.28%)

Broker
Non-Votes
566,864 (12.70%)

Proposal Two  At the Special Meeting, a
vote by ballot was taken for the approval of a proposal to revoke the Plan of Liquidation and Dissolution (the Plan of Liquidation) previously approved by the Funds shareholders at the Annual Meeting held on August 4, 2016. The Inspector of Elections conducted the voting and counted and determined the number of shares of Common Stock voted with respect to the proposal and do hereby declare and certify that the votes cast for the approval of a proposal to revoke the Plan of Liquidation were as follows:

Votes For
2,743,382 (61.46%)

Votes Against
218,547 (4.907%)

Votes Abstaining
142,379
(3.19%)

Broker Non-Votes
566,864 (12.70%)

Proposal Three At the Special Meeting, a vote by ballot was taken for the election of Murray Stahl, Eric Sites, Alice C. Brennan, and Herbert M. Chain as Directors of the Fund, each of whom is to hold office for the remainder of the original three (3)-year term applicable to the class of Directors to which he or she is elected and until his or her successor is elected and qualified. The
Inspector of Elections conducted the voting and counted and determined the number of shares of Common Stock voted in the election of directors and do hereby declare and certify that votes cast in the election of directors were as follows:

Nominees

Murray Stahl
Votes For
3,273,409 (73.33%)

Votes Against
207,082 (4.64%)

Abstentions
166,243 (3.72%)

Broker Non-Votes
24,438 (0.55%)

Eric Sites
Votes For
3,273,409 (73.52%)

Votes Against
200,752 (4.50%)

Abstentions
164,057 (3.68%)

Broker Non-Votes
24,438 (0.55%)


Alice C. Brennan
Votes For
3.276,859 (73.41%)

Votes Against
204,947 (4.59%)


Abstentions
164,927 (3.69%)

Broker Non-Votes
24,438(0.55%)


Herbert M. Chain
Votes For
3,271,218 (73.28%)

Votes Against
206,146  (4.62%)


Abstentions
169,370 (3.79%)

Broker Non-Votes
24,438 (0.55%)



Proposal Four At the Special Meeting, a vote by ballot was taken for the ratification of the appointment by the Funds Board of Directors of BKD, LLP, as the auditor of the Fund for the fiscal year ended December 31, 2016. The Inspector of Elections conducted the voting and counted and determined the number of shares of Common Stock voted with respect to the proposal and do hereby declare and certify that the votes cast for the ratification of the appointment by the Funds
Board of Directors of BKD, LLP, as the
auditor of the Fund for the fiscal year ended
December 31, 2016 were as follows:

Votes For
3,375,494 (75.62%)

Votes Against
157,435 (3.537%)

Votes
Abstaining
138,243 (3.10%)

Broker Non-Votes
0 (0.00%)